UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

In connection with the pending acquisition of Twitter by an affiliate of Elon Musk, Parag Agrawal (@paraga), Twitter’s Chief Executive Officer and a member of Twitter’s board of directors, posted the following series of Tweets beginning at 12:10 p.m. PT on May 13, 2022:

•	A lot has happened over the past several weeks. I’ve been focused on the company and haven’t said much publicly during this time, but I will now.

•

We announced changes to our leadership team and operations yesterday. Changes impacting people are always hard. And some have been asking why a “lame-duck” CEO would make these changes if we’re getting acquired anyway. The short answer is very simple:

•

While I expect the deal to close, we need to be prepared for all scenarios and always do what’s right for Twitter. I’m accountable for leading and operating Twitter, and our job is to build a stronger Twitter every day.

•

No one at Twitter is working just to keep the lights on. We take pride in our work. Regardless of the company’s future ownership, we’re here improving Twitter as a product and business for customers, partners, shareholders, and all of you.

•

People have also asked: why manage costs now vs after close? Our industry is in a very challenging macro environment – right now. I won’t use the deal as an excuse to avoid making important decisions for the health of the company, nor will any leader at Twitter.

•

So what can you expect from me going forward? I’m still focused on doing the job, and that includes making hard decisions as needed. I will continue to embrace the deep complexities of our service and our business. And you can expect more change for the better.

•

I will also try to bring more transparency to the work that we do. You won’t see tweets from me on the ‘topic of the day’ or the loudest sound bite, but rather on the ongoing, continuous, and challenging work our teams are doing to improve the public conversation on Twitter.

•	Finally – so much gratitude for our whole Twitter team. They have stood strong and focused, sharp and agile. They’ve been doing the work, as they always have. Onward.

•

Because I mentioned the deal in this thread, he’re the obligatory legalese for your reading pleasure https://investor.twitterinc.com/financial-information/Additional-Information-and-Where-To-Find-It/default.aspx

Additional Information and Where to Find It

Twitter, Inc. (“Twitter”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Twitter (the “Transaction”). Twitter plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Twitter’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 12, 2022. To the extent that holdings of Twitter’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Twitter will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TWITTER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Twitter’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Transaction will also be available, free of charge, at Twitter’s investor relations website (https://investor.twitterinc.com) or by writing to Twitter, Inc., Attention: Investor Relations, 1355 Market Street, Suite 900, San Francisco, California 94103.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Twitter’s Board of Directors in approving the Transaction; and expectations for Twitter following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Twitter’s assumptions prove incorrect, Twitter’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Twitter’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Twitter’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Twitter files with the SEC, including Twitter’s Quarterly Report on Form 10-Q filed with the SEC on May 2, 2022, which may be obtained on the investor relations section of Twitter’s website (https://investor.twitterinc.com). All forward-looking statements in this communication are based on information available to Twitter as of the date of this communication, and Twitter does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.